                               INDENTURE OF LEASE

      THIS INDENTURE OF LEASE, Made as of this 18th day of July, 1995, by and between The Intrepid Company, a Wisconsin partnership hereinafter referred to as "Lessor" and Company 2000, Inc., a Wisconsin Corporation, hereinafter referred to as "Lessee",

                                   WITNESSETH:

      That for and in consideration of the rents hereinafter reserved and of the covenants and agreements hereinafter contained, Lessor has and by these presents does hereby grant, demise and lease unto Lessee, and Lessee has and by these presents does hereby hire and take from Lessor, premises consisting of approximately 4,710 square feet of ground floor area in an office and warehouse building located and situated on Lessor's real estate known as N19 W6717 Commerce Court, Cedarburg, Wisconsin, which premises are outlined in red and identified on Exhibit A appended hereto and made a part hereof (the "Leased Premise"). The building and the real estate appurtenant thereto of which the Leased Premises are a part is hereinafter referred to as the "Industrial Facility". The exterior walls and roof of the Leased Premises and the area beneath said premises are not demised hereunder, and the use thereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, wires and structural elements leading through the Leased Premises in locations which will not materially interfere with Lessee's use thereof and serving other parts of the Industrial Facility are hereby reserved unto Lessor. Prior to commencement of the term, Lessor shall perform and substantially complete construction work identified and described on Exhibit B appended hereto and made a part hereof (Lessor's Work). No warranties or representations are made or have been made by Lessor or its agents or representative that are not expressly set forth in this Lease.

                                I. TERM OF LEASE

      The term of this Lease shall be for a period of approximately Five (5) years commencing on 1 September, 1995 (the "Commencement Date"), and ending 31 August, 2000, unless sooner terminated in accordance with the provisions hereof. Lessor's work on account of construction of the Leased Premises as set forth above shall be substantially completed on or pior to the commencement date of the term set forth above. Substantial completion of construction as used herein shall mean such state in Lessor's work that all items of construction for which Lessor is obligated under the terms of this Lease are completed except for "punch list" items and similar matters which do not substantially and materially adversely affect Lessee's use and enjoyment of the Leased Premises and which allow Lessee to have possession of the Leased Premises without undue interference from Lessor's workmen. In the event that Lessor is prevented from substantially completing its work because of delays caused by force majeure, acts of God, strikes, lockouts, shortages of materials and/or workmen or other causes beyond Lessor's control, the date by which Lessor's work shall be substantially completed and the commencement date of the term shall be extended for a period equal to the delay.

                                   II. RENTAL

      1. Beginning on the Commencement date and continuing thereafter Lessee shall pay to Lessor a guaranteed fixed and minimum annual rental, payable in advance in monthly installments on the first day of each calendar month during such period, in accordance with the following:


    Period                                        Monthly Rate
    1 Sept. 1995 thru 31 August 1996               $2,700.00
    1 Sept. 1996 thru 31 August 1997               $2,700.00
    1 Sept. 1997 thru 31 August 1998               $3,200.00
    1 Sept. 1998 thru 31 August 1999               $3,640.00
    1 Sept. 1999 thru 31 August 2000               $3,710.00

      If for any reason the Commencement Date shall not be on the first day of a calendar month, then the rent payable for the initial partial calendar month shall be prorated on a thirty (30) day basis. Notwithstanding anything to the contrary contained herein Lessee shall pay to Lessor the monthly rent for the initial month of the term in the amount set forth above.

      2. All rent and other charges to be paid by Lessee to Lessor under the terms of this Lease shall be paid at such place as Lessor may from time to time designate, and in lieu of such designation, then at the place specified in Article XVIII of this lease for the giving of notices to Lessor. The payments stated herein shall be a guaranteed and a fixed return to Lessor, free from any expense, charges, set-off or other deduction whatsoever.

      3. Lessee shall have the option to extend the term for one (1) additional period of Five (5) years. The option shall be exercised only by Lessee giving Lessor written notice thereof which is received by Lessor on or before six months before the expiration of the original term then in effect. Time shall be of the essence with respect to Lessee's notice to exercise option as aforesaid. Such option shall be exercisable by Lessee, and the term of this Lease, shall, in fact be extended, only if this Lease is in full force and effect and Lessee is not in default hereunder beyond any applicable grace period. Not withstanding anything to the contrary the sum of $39,240.00 shall be used as the annual rent amount in place at the end of the initial five year Lease. In the event that the term of this Lease is, in fact, extended pursuant to the foregoing, then any such extension shall be upon all of the same and/or remaining terms and provisions contained in this Lease provided, however, the minimum annual rental during each option period shall be the amounts set forth below:

      The fixed rent provided for in this Paragraph 3 above shall be $39,240.00 and shall be increased as of 1 September 2000 and annually thereafter by an adjustment which will be equal to the greater of a compounded 3% annual increase or 70% of the percentage increase, if any, in the Cost of Living Index for the month last published immediately preceding the date of the rent adjustment over the Cost of Living Index as determined one year previous to each

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adjustment date. Cost of Living Index, as used herein shall mean the index presently known as "Consumer Price Index", for Milwaukee, Wisconsin, all items, all urban consumers, (1984=100) published by the Bureau of Labor Statistics, United States Department of Labor.

      If the computation and publication of the Cost of Living Index is discontinued, a comparable index shall be used in lieu thereof. If the computation and publication of the Cost of Living Index is transferred to another governmental bureau, such bureau's publication shall be substituted for the presently published index. If such Cost of Living Index is substantially revised, or its method of calculation is substantially altered, adjustments shall be made to such new index by Lessor as may be necessary to make it comparable to the original index used, provided, however, that the addition or elimination of particular items or commodities included in the Cost of Living Index shall not be deemed a "substantial" revision or a event the Bureau of Labor Statistics or other governmental bureau to whom the publication of the Cost of Living Index is transferred publishes such adjustment, then such adjustment as published shall be controlling upon the parties. In the event the Cost of Living Index is discontinued, Lessor and Lessee shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of such discontinuation by a responsible financial periodical of recognized authority to be then chosen by Lessor.

                                   III. TAXES

      1. From and after the Commencement Date of the term, Lessee shall pay as additional rental to Lessor, Lessee's proportionate share of all real property taxes and assessments and water and sewer use charges that accrued during the term of the lease which may be levied or assessed by any lawful authority for each calendar year or partial calendar year during the term hereof against the land, buildings and other improvements from time to time comprising the Industrial Facility. Lessee's proportionate share shall be equal to Twelve and 77/100 percent (12.77%) percent, subject to adjustment pursuant to the provisions of Paragraph 3 of this Article III. Should any governmental agency or political subdivision impose any taxes and/or assessments, whether or not now customary or within the contemplation of the parties hereto, either by way of substitution for taxes and assessments presently levied and assessed against the real estate, as well as the improvements thereon, or in addition thereto, including but not limited to, any tax or assessment levied, assessed or imposed upon or measured by the rental payable hereunder (other than Lessor's personal income tax or any estate tax or inheritance tax) such taxes and/or assessments shall be deemed to constitute a tax and/or assessment on the real estate, as well as the improvements thereon for the purposes of this Article III, and Lessee shall pay its proportionate share thereof.

      2. Lessee's proportionate share of all such real property taxes, assessments and charges during the term hereof shall be paid in advance in estimated monthly installments of Three Hundred Eighty Dollars. ($380.00), which amount is presently projected by Lessor (based upon the most recent billing available to Lessor for real property taxes, assessments and charges for the Industrial Facility) to be equal to 12.77% of Lessee's estimated obligation for such taxes, assessments and charges. Such estimated monthly installments shall be payable by Lessee on the first day of each calendar month during the term. Within ninety (90) days after the end of each calendar year during the term, Lessor shall furnish Lessee with a statement of the actual amount of Lessee's proportionate share of such taxes, assessments and charges for the calendar year in question. Within fifteen (15) days after the rendition of each such statement to Lessee by Lessor, Lessee shall pay to Lessor, or Lessor shall credit to the obligations of Lessee, As the case may be, the difference between the estimated payments actually made by Lessee for the calendar year in question and Lessee's correct proportionate share of such actual taxes, assessments and charges for such year as shown on such statement. For the calendar years in which this Lease commences and terminates the provisions of this Article III shall apply, and Lessee's liability for its proportionate share of such taxes, assessments and charges for such years shall be subject to a pro rata adjustment based on the number of days of such calendar years during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Lessor to Lessee shall at all times be sufficient evidence of the amount of taxes, assessments and/or charges assessed or levied against the property to which such bill relates. From time to time hereafter, Lessor may notify Lessee in writing of adjustments to Lessee's monthly installments due hereunder, which adjustments shall be based upon the most current tax and assessment information available to Lessor, and Lessee shall adjust its installment payments accordingly. Lessor's and Lessee's obligations under this
Article III shall survive the expiration of the term of this Lease.

      3. The parties acknowledge that Lessee's proportionate share as set forth above represents that portion of the total number of square feet of constructed gross leasable floor area in the Industrial Facility which constitutes the amount of square floor area within the Leased Premises. Lessor represents that as of the date hereof there are approximately 36,885 square feet of constructed gross leasable floor area in the Industrial Facility. In the event that during the term hereof there shall be a change in the number of square feet of floor area within the Leased Premises, or a change in the number of square feet of floor area in the Industrial Facility (whether or not the same affects the Leased Premises), then Lessee's proportionate share shall be recalculated at the time or times in question to be equal to a fraction, the numerator of which shall be the number of square feet of floor area in the Leased Premises, and the denominator of which shall be the total number of square feet of constructed gross Leasable floor area in the Industrial Facility. From and after the effective date of any change in Lessee's proportionate share, all payments due from Lessee under this Lease which are calculated by reference to Lessee's proportionate share shall be appropriately adjusted.

                                IV. COMMON AREAS

      Lessor shall provide a paved parking area for use in common by Lessee and other tenants of the Industrial Facility. Lessor shall maintain such parking area and all of the other common areas and facilities used for operation and maintenance of the Industrial Facility in good condition and repair, including, but not limited to, the parking area, parking area lighting standards, landscaped areas, canopies, and Industrial Facility signs; and Lessee agrees to pay upon demand, but not more often than once each calendar month during the term as additional rental (which additional rental may be estimated by Lessor, subject to adjustment in future billings to Lessee), Lessee's proportionate share (Lessee's proportionate share of it's leased gross floor area to the total gross leased floor area of the industrial facility) of the reasonable expenses and costs of managing, operating, lighting, landscaping maintenance, cleaning, removing snow, policing, insuring, repairing, supplying, replacing and properly maintaining such common areas and facilities as here defined the drives, asphaltic parking and trucking areas (Lessee shall be responsible only for repairing, sealing and maintaining i.e. crack filling, pot hole patching of asphaltic drives, parking and trucking areas due to normal wear and tear. The replacement of the total asphaltic drives, parking and trucking area are excluded as it is a capital improvement) sidewalks, landscaped and grass areas of the Industrial Facility. Costs shall be limited to actual net payments made to third party service companies. Within 90 days after the close of each calendar year a reconciliation of all common area charges shall be performed to determine whether cash refunds are due the lessee or an additional payment is due the lessor as a result of the actual reasonable expenses and cost incurred of that just concluded calendar year and to adjust, if necessary, the monthly charge for the coming year of the lease.

Lessor expressly reserves the right to promulgate from time to time reasonable rules and regulations relating to the use of all common areas and facilities or any part thereof for the welfare of all tenants in the Industrial Facility and their employees, agents and invitees. Said rules and regulations shall be binding upon Lessee upon delivery of a copy thereof to Lessee. Said rules and regulations may be amended from time to time by Lessor with or without advance notice, and all such amendments shall be effective upon delivery of a copy thereof to Lessee. For the enforcement of said rules and regulations, Lessor shall have available to it all remedies provided in this Lease in the event of a breach thereof and all legal remedies whether or not provided for in this Lease by law or in equity.

                               V. USE OF PREMISES

      1. Lessee shall use the Leased Premises for the following and for no other purposes: Offices, Sales and Mail Processing Operations and
Distribution.

All such use of the Leased Premises shall be in full compliance with all laws, ordinances, rules and regulations of all public authorities having jurisdiction over the premises and no part of the Leased Premises shall be occupied or used for any purpose or in any manner so that, in accordance with any requirements of law or any public authority, Lessor shall be obligated to make any addition or alteration to or in the building. Lessee shall perform no act or activity in connection with its use of the Leased Premises which shall be a nuisance or, in the opinion of Lessor reasonably exercised, adversely affect the use and enjoyment of the other occupants of the Industrial Facility, including, but not limited to, the creation and/or emission of noxious fumes or odors or noise at unreasonably high sound levels. Impossibility of performance by either party due to unforeseen governmental requirements or intervention, other than as elsewhere provided herein, not triggered by the action or inaction of a party (nonculpable party) shall provide the nonculpable party with the option to terminate the lease by written notice stating circumstances conforming herewith.

      2. Lessee shall, at its own cost and expense, comply promptly and conform with all present and future laws, ordinances, rules, requirements and regulations of the federal, state, county and city governments and of any and all other governmental authorities or agencies affecting the Leased Premises or its use, as a result of the particular use and occupancy of the Leased Premises by Lessee and Lessee shall, at its own cost and expense, make all additions, alterations or changes to the Leased Premises or any portion thereof as may be required by any governmental authority or agency and shall comply promptly with all present and future orders, rules, rulings, regulations and directives and of any governmental authority or agency. Any such additions, alterations or changes will become the exclusive property of Lessor unless otherwise agreed in writing between the parties prior to being placed into effect. Notwithstanding anything to the contrary contained herein, Lessor shall have the obligation to make any such additions, alterations or changes to the structure of the Leased Premises unless such additions, alterations or changes are required solely as a result of the particular use and occupancy of the Leased Premises by Lessee.

                         VI. LESSOR'S AND LESSEE'S WORK

      1. Lessor, at Lessor's cost and expense, shall make the alterations and improvements to the Leased Premises which are identified and described on Exhibit B. All such work shall be done in a good and workmanlike manner in compliance with all building codes and regulations. Notwithstanding any provision hereof the contrary, Lessor may make such variations in the work to be performed by it as may be necessary or appropriate for the development of the Industrial Facility and construction of the Leased Premises, but no such changes shall materially alter the general appearance or amount of floor space nor substantially affect the quality or substantially change the interior arrangement of the Leased Premises.

      2. Lessee, at Lessee's sole cost and expense, shall perform any future alterations, improvements and other work necessary to finish such future work to the Leased Premises for Lessee's use except for such work as is the obligation of Lessor pursuant to Paragraph 1 above. All such work shall be done in a good and workmanlike manner in compliance with all building codes and regulations, and in accordance with plans and specifications therefor first approved in writing by Lessor. Lessee shall indemnify Lessor and save Lessor harmless from and against any and all claims, costs and expenses on account of such work.

      3. Nothing contained in this Article or in any part of this Lease shall be taken or construed to create any agency between Lessor and Lessee or to authorize the Lessee to do any act or thing or to make any contract so as to encumber in any manner the title of the Lessor to the Leased Premises or to create any claim or lien upon the interest of the Lessor in the Leased Premises, it being expressly agreed and covenanted that all of the cost and expense of Lessee for Lessee's work as referred to in this Article, or any other work undertaken by Lessee affecting the Leased Premises or the Industrial Facility, shall be promptly paid by the Lessee as required by the terms of its contracts or agreements with the general contractor and all subcontractors and material men. If any lien is at any time filed or recorded, Lessee shall immediately obtain the release and satisfaction of record of such lien. Upon failure of Lessee to do so Lessor may obtain same at the sole expense of Lessee and such expense shall be conclusively deemed additional rent due promptly upon demand.

                          VII. REPAIRS AND MAINTENANCE

      1. Lessor shall keep the exterior structure, to-wit, foundation, bearing walls and roof of the Leased Premises in proper repair during the lease term, or any renewal or extension thereof; except that the cost of any such repairs occasioned by Lessee's fault shall be paid by Lessee, unless proceeds from insurance maintained by Lessee are made available to Lessor to cover the entire cost of such repairs.

      2. Lessor shall pay for all necessary repairs during the first year of the lease as it relates only to faulty workmanship and/or defective material or equipment. Lessee shall at all times during the Lease term pay for and make all other necessary repairs and replacements to the Leased Premises, including, but not limited to, the doors, windows, plate glass, fixtures, heating, air conditioning systems serving the Leased Premises, electrical and sewage (to main sewer lines) facilities of the Leased Premises, and keep and maintain the same in good condition and repair so that the expiration of the Lease, or any renewal or extension thereof, the Leased Premises shall be surrendered to Lessor in the same condition that the same are in at the commencement of said Lease, ordinary wear and tear excepted. Notwithstanding the foregoing, provided Lessee established and follows the usual and customary preventive maintenance program for the heating, ventilating and air-conditioning facilities servicing the Leased Premises, Lessor shall repair and replace the compressor and compressor motor as may be necessary during the four (4) year after possession of the Leased Premises is furnished to Lessee; provided, however, if any such repair and/or replacement shall be occasioned by the sole fault or neglect of Lessee or its employees or agents, such repair and/or replacement shall be made and paid for by Lessee. Leasehold improvements furnished by Lessee shall not be included in warranty.

      3. Lessor shall not cause or permit any toxic materials injurious to animal life forms to be sprayed or otherwise placed in or about Lessee's leased premises for the control of insects or other vermin unless specifically requested by lessee or specifically approved by Lessee.

                              VIII. TRADE FIXTURES

All trade fixtures installed by Lessee, or by its subtenants or assigns, in connection with the business conducted by it or them on the Leased Premises may be removed by it or them during or at the expiration of this Lease or of any renewal thereof. Any damage caused by such removal shall be repaired by Lessee unless excused in writing by the then owners of the premises.

                                  IX. UTILITIES

      From and after the Commencement Date, Lessee shall be responsible for and promptly pay all separately metered charges for heat, gas, electricity and sewer charges as well as any charges for any other utility used or consumed in the Leased Premises. Should Lessor elect to supply any utility to Lessee used or consumed in the Leased Premises, Lessee agrees to pay for the same as additional rent, but in no event at a cost greater than as if purchased directly and in the same quantity from the public utility furnishing the same. Lessee shall keep the Leased Premises sufficiently heated so as to prevent freezing or damage thereto or to the equipment and facilities contained therein. In no event shall Lessor be liable for an interruption or failure in the supply of any utility to the Leased Premises. In the event that water usage for the Leased Premises is not separately metered, and Lessee shall use water in connection with its production processes conducted at the Leased Premises, then Lessee, at its own cost and expense, shall provide all mains, pipes, meters and other equipment and supplies to allow the separate metering of all water used in the Leased Premises by the public authority supplying the same, and if, required by such authority, the individual metering of sanitary sewer usage by Lessee at the Leased Premises, and Lessee shall pay for all such water, sprinkler, and sanitary sewer use charges as billed. (Municipal water, sewer and sprinkler consumption charges shall be invoiced on a pro-rated basis, based on Lessee's leased floor area to the total leased only square footage of the building premises. Such invoicing shall be on a quarterly billing period.

                                 X. ALTERATIONS

      Lessee shall not make any alterations in or additions to the Leased Premises without first procuring Lessor's written consent and delivering to Lessor the plans and specifications therefor.

                                    XI. SIGNS

      Lessee shall not place any shade, awning, fence, sign or any structure or device upon or above the exterior of the Leased Premises or upon the windows of the Leased Premises without first obtaining the consent of Lessor, in each instance and governing local authority.

      Lessee shall be allowed to install a sign constructed of translucent Plexiglas or equal. Sign dimensions shall be 7" high x 4'-O" long.

      Lessee shall have the right to install sign at Lessee's expense on monument structure located at Northwest corner of property at no cost to Lessee.

      Maintenance of sign mounting structure (See Exhibit C) shall be included in common area charges, maintenance of actual Lessee sign shall be solely at the Lessee's expense.

                          XII. INSURANCE AND INDEMNITY

      1. Lessee shall, during the entire term hereof, keep in full force and effect a policy of comprehensive general public liability insurance with respect to the Leased Premises, and the business operated by Lessee and any permitted sublessee of Lessee in the Leased Premises in an amount of not less than One Million Dollars single limit or such greater amount as may be reasonably required by Lessor from time to time in accordance with prudent real estate management practices. The policy shall name Lessor, as additional insured in its capacity, and Lessee as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Lessor thirty (30) days prior written notice. Notwithstanding that the loss was caused by an "INSURED" OR "COINSURED" regardless of any other provision in the policy excluding coverage for loss caused by an insured or coinsured. Such insurance may be furnished by Lessee under any blanket policy carried by it or under a separate policy therefor. A copy of the policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy be delivered to Lessor prior to commencement of the term of this Lease or Lessee's occupancy, whichever is sooner, and such delivery shall also be made upon renewal of such policy not less than thirty (30) days prior to the expiration of such coverage. Lessor shall provide evidence of an in force comprehensive general public liability insurance for the leased premises to the lessee.

      2. Lessee agrees to carry, at its expense, insurance against fire, vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring the betterment and improvements made by it to the Leased Premises and its trade fixtures, furnishings, equipment and all other items of personal property of Lessee located on or within the Leased Premises, in an amount equal to not less than Eighty Percent (80%) of the actual replacement cost thereof and to furnish Lessor with a certificate evidencing such coverage.

      3. Lessee shall not use, occupy, carry any stock of goods, or do anything in or about the Leased Premises which will in any way prevent the obtaining of insurance or tend to increase the insurance rates on the Leased Premises and/or the building of which they are a part without Lessor's prior written approval. Notwithstanding anything to the contrary in this Lease, if anything done, omitted to be done, or suffered to be done by Lessee, or anything kept in, upon or about the Leased Premises by Lessee shall cause the rate of fire insurance or other insurance on the building of which it is a part to be increased beyond the minimum rate from time to time applicable thereto, Lessor shall notify Lessee of such increase upon Lessor's receipt of notice thereof, and Lessee shall pay the amount of such increase promptly upon Lessor's written demand therefor. If Lessee installs any electrical equipment that overloads the lines in the Leased Premises, Lessee shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction; and upon failure to do so, Lessor may so comply at the sole and exclusive expense of Lessee, which expense shall be conclusively deemed additional rent and due upon demand.

      4. Lessee hereby indemnifies Lessor and agrees to save Lessor harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life personal injury and/or damage to property arising from or out of an occurrence in, upon or at the Leased Premises. For the purpose hereof, the Leased Premises shall include any service areas adjoining the same and any loading area allocated to the use of Lessee. In case Lessor shall be made a party to any litigation arising directly or indirectly out of any such occurrence, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expense and reasonable attorney fees incurred or paid by Lessor's insurance company in connection with such litigation. PROVIDED ALWAYS that if Lessee provides Lessor with timely written notice of a defect in the premises, which defect under the terms of the lease is the responsibility of Lessor to repair or maintain, and the same is not repaired or maintained by Lessor within a reasonable time after such notice, then and only then the indemnity provided for in this subparagraph will not apply and in such case only, Lessor indemnifies Lessee in like manner. This shall not include common areas over which Lessee does not have exclusive control, provided the loss is not caused by acts or inaction of Lessee, its employees or any other person or entity over which Lessee has any control.

      5. Lessee hereby indemnifies Lessor and agrees to save Lessor harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of Lessee's negligence upon or at the Leased Premises or Industrial facility. For the purpose hereof, the Leased Premises shall include any service areas adjoining the same and any loading area allocated to the use of Lessee. In case Lessor shall be made a party to any litigation arising directly or indirectly out of such occurrence, then Lessee shall protect and hold Lessor harmless and shall pay all costs, expense and reasonable attorney fees incurred or paid by Lessor's insurance company in connection with such litigation. PROVIDED ALWAYS that if Lessee provides Lessor with timely written notice of a defect in the Leased Premises, which defect under the terms of the lease is the responsibility of Lessor to repair or maintain, and the same is not repaired or maintained by Lessor within a reasonable time after such notice, then the indemnity provided for in this subparagraph will not apply and in such case, Lessor indemnifies Lessee in like manner. This shall not include common areas over which Lessee does not have exclusive control, provided the loss is not caused by acts or inaction of Lessee, its employees or nay other person or entity over which Lessee has any control.

      6. Lessor hereby indemnifies Lessee and agrees to save Lessee harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of Lessor's negligence upon or at the Leased Premises or Industrial Facility. For the purpose hereof, the Leased Premises shall include any service areas adjoining the same and any loading area allocated to the use of Lessor. In case Lessee shall be made a party to any litigation arising directly or indirectly out of any such occurrence, then Lessor shall protect and hold Lessee harmless and shall pay all costs, expense and reasonable attorney fees incurred or paid by Lessee in connection with such litigation. PROVIDED ALWAYS that if Lessor provides Lessee with timely written notice of a defect in the Leased Premises, which defect under the terms of the lease is the responsibility of Lessee to repair or maintain, and the same is not repaired or maintained by Lessee within a reasonable time after such notice, then the indemnity provided for in this subparagraph will not apply and in such case, Lessee indemnifies Lessor in like manner. This shall not include common areas over which Lessor does hot have exclusive control, provided the loss is not caused by acts or inaction of Lessor, its employees or any other person or entity over which Lessor has any control.

      7. Notwithstanding anything in this Lease to the contrary, neither Lessor nor Lessee shall be liable to the other for loss arising out of damage or destruction of the Leased Premises, the

Industrial Facility or other improvement, or personal property or contents therein if such damage of destruction is caused by a peril included within a standard form of fire insurance policy, with full extended coverage endorsement added, as from time to time issued in Wisconsin, to the extent that proceeds from such insurance are realized. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee, or their respective officers, employees, agents or customers. It is the intention and agreement of Lessor and Lessee that the rents reserved by this Lease have been provided in contemplation that each party shall carry such insurance policy, each with respect to its own property as its own expense, and that each party shall look to its insurer for reimbursement of any such loss, and further that the insurer involved shall have no subrogation rights against the other party. Each party shall advise its insurance company of this release and such policy shall, if necessary, contain a waiver of any right of subrogation by the insurer against the other party.

      8. A copy of this Article XII shall be supplied to the insurance company writing the insurance called for in this lease; and Lessee shall obtain written assurance from such company that the policy(s) it has issued complies with the terms of this Article XII.

      9. Lessor shall provide proof of insurance to Lessee during term of lease.

                      XIII. DESTRUCTION OF LEASED PREMISES

      In the event the Leased Premises shall be partially or totally destroyed by fire or other insured casualty as to become partially or totally untenantable, the damage to the Leased Premises shall be promptly repaired by Lessor, unless Lessor shall elect not to rebuild as hereinafter provided, and a just and proportionate part of the fixed minimum rental shall be abated until such repairs are substantially completed. In no event shall Lessor be required to repair or replace Lessee's betterment and improvements or trade fixtures, furnishings or equipment If more than Twenty-Five Percent (25%) of the floor area of the Leased Premises or of the floor area of the Industrial Facility shall be damaged or destroyed by fire or other casualty, then Lessor may elect to either repair or rebuild the Leased Premises or the Industrial Facility, as the case may be or to terminate this Lease by giving written notice to Lessee of its election to so terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction. If lessor is required or elects to repair or rebuild the Leased Premises as herein provided, the work shall be initiated with reasonable dispatch and diligently proceeded with to completion and Lessee shall repair or replace its trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. The rent shall abate during construction from the date of damage destruction to substantial completion.

                               XIV. EMINENT DOMAIN

      1. If the whole of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and the rent shall be paid up to that day with a proportionate refund by Lessor of such rent as may have been paid in advance for a period subsequent to the date of the taking.

      2. If less than the whole but more than Twenty-Five Percent (25%) of the Leased Premises or more than Fifty Percent (50%) of the common areas of the Industrial Facility shall be taken under eminent domain, Lessee shall have the right either to terminate this Lease and declare same null and void, or subject to Lessor's right of termination as set forth in Paragraph 3 of this Article, to continue in the possession of the remainder of the Leased Premises, and shall notify Lessor in writing of Lessee's intention within
(10) days after such taking provided Lessor has given written notice to Lessee within 10 days of having first learned or being notified of the commencement of proceedings expected to result in such taking. In the event Lessee elects to remain in possession, the rent and any other charges due hereunder shall be reduced proportionately and all other terms provided herein, shall continue in effect and Lessor shall, at its own cost and expense, make all the necessary repairs or alterations to the basic building as originally installed by lessor, so as to constitute the remaining Leased Premises a complete architectural unit. If Twenty-Five Percent (25%) or less of the Leased Premises shall be so taken, the Lease Term shall cease only on the part so taken as of the day possession shall be taken by such public authority and Lessee shall pay rent up to that day, with an appropriate prorated refund by Lessor of such rent as may have been paid in advance for a period subsequent to the date of the taking, and thereafter the fixed minimum annual rental shall be reduced in proportion to the amount of the Leased Premises taken. Lessor, following such a taking, shall with reasonable dispatch, at its expense, make all necessary repairs or alteration to the basic building, as originally constructed by Lessor, so as to constitute the remaining Leased Premises a complete architectural unit.

      3. If more than Twenty-Five Percent (25%) of the Leased Premises or the building in which the Leased Premises are located or more than Fifty Percent (50%) of the common area of the Industrial Facility shall be taken under power of eminent domain, Lessor may, by written notice to Lessee delivered on or before the date of surrendering possession to the public authority, terminate this lease as of the date of such taking and rent shall proportionately abate, and provide Lessee with a refund for any prepaid rent.

      4. All damages awarded for a taking under the power of eminent domain of any part of the Industrial Facility shall belong to and be the sole property of Lessor and Lessee shall have no claim for loss of its leasehold estate or the value of the unexpired term hereof; provided, however, that Lessee shall be entitled to any separate award made for depreciation or damage to, and cost of removal of Lessee's equipment fixtures and other property.

                          XV. ASSIGNMENT AND SUBLETTING

  Lessee shall not assign or in any manner transfer this Lease or any estate or interest therein without the prior written consent of Lessor, nor sublet said premises or any part or parts thereof or permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Lessee without like consent. Consent by Lessor to one or more assignment of this Lease or to one more subletting of said Leased Premises shall not operate to exhaust Lessor's rights under this Article. In the event that Lessee, with or without the previous consent of Lessor, does assign or in any manner transfer this Lease or any estate or interest therein, Lessee shall in no way be released from any of its obligations under this Lease. In the event that Lessor shall approve any assignment, subletting or other transfer of Lessee's interest in this Lease, the Lessee shall reimburse Lessor for Lessor's legal fees and expenses incurred in connection with such approval and the drafting and preparation of appropriate documentation effectuating the assignment, subletting or other transfer in question. See subparagraph 18 of Article XXV.

                    XVI. OFF-SET STATEMENT AND SUBORDINATION

      1. Lessee agrees, within ten (10) days after request therefor by Lessor, to execute, in recordable form and deliver to Lessor a statement, in writing, certifying (if such be the case) (a) that to Lessee's knowledge this Lease is in full force and effect, (b) the date of commencement of the term of this Lease, (c) that rent is paid currently without any off-set or defense thereto, (d) the amount of rent, if any, paid in advance, (e) that to Lessee's knowledge there are no uncured defaults by Lessor or, if such defaults are claimed, stating the facts giving rise thereto, and (f) other similar matters as may be requested by Lessor.

      2. Lessee agrees that this Lease shall, at the request of the Lessor, be subordinate to any mortgages or deeds of trust that may hereafter be placed upon said premises by Lessor and to any and all advances to be made thereunder and to the interest thereon and all renewals, replacements and extensions thereof, provided that the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize this Lease of Lessee in the event of foreclosure provided Lessee is not in default and shall not terminate or modify this lease.

      3. Failure of the Lessee to execute any of the above instruments, within ten (10) days upon written request so to do by Lessor, shall constitute a breach of this Lease and the Lessor may, at its option, cancel this Lease and terminate the Lessee's interest therein in addition to any other rights and remedies lessor may have.

                             XVII. LESSEE'S PROPERTY

      1. Lessee shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Lessee.

      2. Lessor shall not be responsible or liable to the Lessee for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the Leased Premises are a part, or for any loss or damage resulting to the Lessee or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes or for any damage, injury, or loss of property within the Leased Premises from any cause whatsoever except as provided in Article XII Para 6.

      3. Lessee shall give immediate notice to Lessor in case of fire or accidents in the Leased Premises or in the building of which the premises are a part or of defects therein or in any fixtures or equipment.

                                  XVIII. NOTICE

      All notices and demands by either party to the other shall be given in writing and sent by United States certified mail, postage prepaid, return receipt requested and addressed.

      To Lessor:  The Intrepid Company
                  4320 Cedar Creek Rd.
                  Slinger, WI 53086

      To Lessee:  Company 2000, Inc.
                  N19 W6717 Commerce Court
                  Cedarburg, Wisconsin

      Either party may, upon prior notice to the other, specify a different address for the giving of notice. After commencement of the term, all bills, statements and other communications which Lessor may be required or desired to render to Lessee shall either be delivered to the Leased Premises or sent by United States mail addressed to Lessee at the Leased Premises.

                       XIX. ADDITIONAL COVENANTS OF LESSEE

      1. Lessee shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other lessee in the Industrial Facility.

      2. Lessor or Lessor's agent shall have the right to enter the Leased Premises at all reasonable times during business hours upon reasonable notice to Lessee to examine the same, and to show them to prospective purchasers or mortgagees of the Industrial Facility, and to make such repairs, alterations, improvements or additions as Lessor may deem necessary or desirable, and Lessor shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of Lessee in whole or in part, provided that there is no substantial interference with Lessee's right of quiet enjoyment, and the rent reserved shall not abate while said repairs, alterations, improvements or additions are being made. It is understood that Lessor will act in a reasonable manner in effecting such repairs, etc., and if the same affect only Lessee, will discontinue the same at Lessee's written request however, if failure to promptly effect such repairs, etc. will have a deleterious effect on the building or other tenants, then the same will continue in all events. During the six months prior to the expiration of the term of this Lease or any renewal term, Lessor may exhibit the premises to prospective tenants and place upon the premises the usual notices "To Let" or "For Rent", which notices Lessee shall permit to remain thereon without molestation.

                             XX. DEFAULTS OF LESSEE

      1. If Lessee shall fail to pay the rental due hereunder within fifteen
(15) days after the same shall be due or if Lessee shall fail to perform any of the other terms, conditions or covenants of this Lease to be performed or observed by Lessee for more than ten (10) days after notice of such default has been given to Lessee by the Lessor, or if Lessee or any guarantor of this Lease shall be adjudged bankrupt or insolvent or shall make an assignment for the benefit of creditors, or if a receiver or trustee of Lessee's property or that of any guarantor of this Lease shall be appointed and such receiver or trustee, as the case may be, shall not be discharged within thirty (30) days after such appointment, or if an execution or attachment is levied against Lessee's property, or that of any guarantor of this Lease, or if this Lease shall by operation of law devolve upon or pass to any person or persons other than the Lessee without Lessor's prior written consent then in any such case, Lessor may, upon notice to Lessee, terminate this Lease and recover possession of and re-enter the Leased Premises and may expel all persons and remove all property therefrom without becoming liable to prosecution therefor. In the event of any such default and the termination of this Lease, Lessor shall be entitled to recover from Lessee all past due rent and other charges equivalent to rent plus all other damages sustained by Lessor on account of the breach of this Lease, including, but not limited to, the expenses and attorney fees incurred by Lessor in re-entering and recovering possession of the Leased Premises and for the cost of repairs, alterations and brokerage and attorney fees connected with the reletting of the Leased Premises, without affecting Lessee's liability for future rent and other charges to accrue hereunder. As an alternative, at the election of Lessor, the Lessor shall have the right by written notice given to the Lessee at any time after Lessor recovers possession of the premises to declare this Lease terminated and canceled, without any further rights or obligation on the part of Lessor or Lessee (other than Lessee's obligation for rent and other charges due and owing through the date of termination), so that Lessor may relet the premises without any right on the part of the Lessee to any credit or payment resulting from any reletting of the premises. In case of a default under this Lease, Lessor may, in addition to terminating this Lease, or in lieu thereof, pursue such other remedy or combination of remedies and recover such other damages for breach of tenancy and/or contract as are available at law or otherwise.

      2. The rights and remedies of Lessor under this Lease shall be cumulative and the exercise of any of them shall not be exclusive of any other right or remedy provided by this Lease or allowed by law, and the waiver by lessor of any breach of any covenant of this Lease shall be limited to the particular instance and shall not operate or be deemed to waive any future breach of that or any other covenant or any other occasion, nor operate as a waiver of Lessor's right to enforce the payment of subsequent installments of rent or any of Lessor's rights under this lease by such remedies as may be appropriate.

      3. No extension of time, forbearance, neglect or waiver on the part of Lessor with respect to any one or more of the covenants, terms or conditions of this Lease, shall be construed as a waiver of any of the other covenants, terms or conditions of this Lease, or as an estoppel against Lessor, nor shall any extension of time, forbearance or waivers on the part of Lessor in any one or more instances or particulars be construed to be a waiver or estoppel with respect to any other instance or particular covered by this Lease. After the service of a notice or the commencement of a suit or after final judgement for possession of the premises, Lessor may receive and collect any rent due and apply the same as and for use and occupancy and the payment and receipt thereof shall not waive or affect any such notice, suit or judgment.

      4. Lessor shall have the right at any time, after ten (10) days notice to Lessee (or without notice in case of emergency or in case any fine, penalty, interest or cost may otherwise be imposed or incurred) to make any payment or perform any act required of Lessee under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable counsel fees. Nothing herein shall imply any obligation on the part of Lessor to make any payment or perform any act required of the Lessee, and this exercise of the right to so do shall not constitute a release of any obligation or a waiver of any default. All payments made and all costs and expenses incurred in connection with any exercise of such right shall be reimbursed to Lessor by Lessee within five
(5) days after such payment, together with interest at the rate of Eighteen Percent (18%) per annum (the "Default Interest Rate"). In the event of non-payment thereof, Lessor shall have the rights and remedies it would have hereunder or by law in the case of non-payment of rent.

      5. Lessee shall pay all costs, expenses and reasonable attorney fees that may be incurred or paid by Lessor in enforcing the covenants and agreements of this Lease.

                                 XXI. SURRENDER

      On the last day of the term demised, or any extension thereof, or on the sooner termination thereof, Lessee shall peaceably and quietly surrender the Leased Premises in good order, condition and repair. All alterations, additions, improvements and fixtures (other than trade fixtures, signs and carpeting installed at Lessee's expense, all of which may be removed by Lessee), which may be made or installed by either Lessor or Lessee upon the Leased Premises, and all hard surface bonded or adhesively affixed flooring shall be the property of Lessor and shall remain upon and be surrendered with the Leased Premises as a part thereof without disturbance, molestation or injury at the termination of the term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Lessee; provided, however, if prior to said termination, or within 15 days thereafter, Lessor so directs by written notice to Lessee, Lessee shall promptly remove the additions, improvements, fixtures and installations which were placed in the Leased Premises by Lessee and which are designated in said notice, and in default thereof, Lessor may effect said removals and Lessee will pay to Lessor, on demand, the cost thereof, with interest at the Default Interest Rate from the date of payment by Lessor of the costs of such removal by Lessor. On or before such date, Lessee shall also remove all of its other property from the Leased Premises and Property not so removed shall be deemed abandoned by Lessee, subject to Lessor's right to cause Lessee to remove the same pursuant to the preceding sentence. If the Leased Premises be not surrendered at the end of the term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the premises, including without limitation, any claim made by any succeeding lessee founded on such delay. ANY DELAY shall cause the provisions of Article XX, Para 1 and 2 to apply without limiting any other remedies of Lessor. Lessee shall also surrender all keys for the Leased Premises and shall inform Lessor of combinations on any locks, safes and vaults, if any, on the Leased Premises.

                              XXII. QUIET ENJOYMENT

      If and so long as Lessee pays the rent reserved by this Lease and performs and observes all of the covenants and provisions hereof, Lessee shall quietly enjoy the Leased Premises, subject, however, to the terms of this Lease.

                        XXIII. HAZARDOUS MATERIAL CONTROL

      1. Lessee warrants and represents that no process operations shall be conducted at the Leased Premises which would release corrosive materials into the atmosphere which could damage or otherwise adversely affect the heating, ventilating and air-conditioning equipment and facilities servicing the same. All such use of the Leased Premises shall be in full compliance with all laws, ordinances, rules and regulations of all public authorities having jurisdiction over the premises and no part of the Leased premises shall be occupied or used for any purpose or in any manner so that, in accordance with any requirements of law or any public authority, Lessor shall be obligated to make any addition or alteration to or in the building. Lessee shall perform no act or activity in connection with its use of the Leased Premises which shall be a nuisance or, in the opinion of Lessor reasonably exercised, adversely affect the use and enjoyment of the other occupants of the Industrial Facility, including, but not limited to, the creation and/or emission of noxious fumes or odors or noise at unreasonably high sound levels.

      2. Lessor shall, at its own cost and expense, comply promptly and conform with all present and future laws, ordinances, rules, requirements and regulations of the federal, state, county and city governments and of any and all other governmental authorities or agencies affecting the Leased Premises or its use, and Lessee shall, at its own cost and expense, make all additions, alterations or changes to the Leased Premises or any portion thereof as may be required by any governmental authority or agency and shall comply promptly with all present and future orders, rules, rulings, regulations and directives and of any governmental authority or agency. Moreover, in such case Lessee shall promptly notify Lessor of any such changes so required prior to the commencement thereof. Notwithstanding anything to the contrary contained herein, lessor shall have the obligation to make any such additions, alterations or changes to the structure of the Leased Premises unless such additions, alterations or changes are required solely as a result of the particular use and occupancy of the Leased Premises by Lessee.

      3. Without in any way limiting the foregoing provisions, Lessee specifically agrees, at Lessee's expense, to comply with all law, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to air and water equality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, as well as all zoning and other land use matters. Lessee shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Leased Premises by Lessee its agents, employees, contractors or invitees without the prior written consent of Lessor, which Lessor shall not unreasonably withhold as long as Lessee demonstrates to Lessor's reasonable satisfaction that such Hazardous Material is necessary or useful to Lessee's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Leased Premises. If Lessee breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Leased Premises caused or permitted by Lessee results in contamination of the Leased Premises, or if contamination of the Leased Premises by Hazardous Material otherwise occurs for which Lessee is legally liable or responsible, then Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, judgements, damages, penalties, fines, costs, liabilities or losses (including without limitation, diminution in value of the Leased Premises or the Industrial Facility, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises or the Industrial Facility, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, and attorney's fees, consultant fees and expert fees which are reasonable and necessary under the circumstances) which arise during or after the term as a result of such contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or groundwater on or under the foregoing. If the presence of any Hazardous Material on the Leased Premises or the Industrial Facility caused or permitted by Lessee results in any contamination of the Leased Premises or the Industrial Facility, Lessee shall promptly take all actions at its sole expense as are necessary to return the Leased Premises and the industrial Facility to the condition existing prior to the introduction of any such Hazardous material; provided that Lessor's approval of such action shall be first obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short term effect on the Leased Premises or the Industrial Facility. The foregoing indemnity shall survive the expiration of the Lease or earlier termination of thereof.

      4. As used herein, "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated by the Wisconsin Department of Natural Resources or any applicable local, state or federal law.

      5. As of the Effective Date, and on each March 1st of each year thereafter (each such date being hereinafter called a "Disclosure Date"), including February 1 of the year after the termination of this Lease, Lessee shall disclose to Lessor the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, used or disposed of on or about the Leased Premises. Lessor and its agents shall have the right, but not the duty, to inspect the Leased Premises at any time upon three (3) days written notice (which notice shall state the reason and grounds for any such inspection) to determine whether Lessee is complying with the terms of the Lease and any extension and modification thereof. If Lessee is not in compliance with such provisions, Lessor shall have the right to immediately enter upon the Leased Premises and remedy any contamination caused by Lessee's failure to comply, notwithstanding any other provision of this Lease. Lessor shall use its best efforts to minimize any interference with Lessee's business but shall not be liable for any interference caused thereby. Any default of these provisions shall be conclusively deemed to be material default enabling Lessor to exercise any of the remedies set forth elsewhere in this Lease, including, but not limited to, remedies available to Lessor by reason of nonpayment of rent.

      6. Notwithstanding any provision hereof, Lessee shall not be responsible for matters caused solely by the negligent or intentional act of Lessor or Lessor's agents.

      7. Except as expressly provided herein, all of the terms, covenants and provisions of the Lease shall remain in full force and effect.

                               XXIV. HOLDING OVER

      In the event Lessee remains in possession of the Leased Premises after the expiration of this Lease, or any extension thereof, and without the execution of new lease, it shall be deemed to be occupying said premises as a lessee from month-to month, subject to all of the conditions, provisions and obligations of this Lease in so far as the same are applicable to a month-month tenancy.

                                XXV. MISCELLANEOUS

      1. One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to render unnecessary Lessor's consent or approval to or of any subsequent similar act by Lessee. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Lessor, unless such waiver be in writing signed by Lessor. These provisions shall be deemed cumulative to those contained in
Article XX.

      2. This Lease and the exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions, and understandings between Lessor and Lessee concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by each party.

      3. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

      4. The captions and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, Limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

      5. "Floor Area" as used in this Lease means, with respect to the Leased Premises and with respect to each building space area separately leased, the number of square feet of floor space on all floor levels in the Leased Premises, measured from the exterior faces of exterior walls, corridors and the center line of party walls. No deduction or exclusion from floor area shall be made by reason of columns or any other interior construction or equipment.

      6. Any amount due from Lessee to Lessor hereunder which is not paid when due shall bear interest at the Default Interest Rate, of 18%, (as defined in Article XX. Paragraph 4) from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Lessee under this Lease.

      7. The covenant to pay rent is hereby declared to be an independent covenant on the part of Lessee to be kept and performed, and no offset thereto shall be permitted or allowed except as otherwise provided herein.

      8. In case of an emergency if Lessee shall not be present to permit entry, Lessor or its representatives may enter the same forcibly without rendering Lessor or its representatives liable therefor or affecting Lessee's obligations under this Lease.

      9. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this lease provided.

      10. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease shall become effective as a Lease only upon execution and delivery thereof by Lessor and Lessee.

      11. This Lease shall be governed by, and construed in accordance with the laws of the State of Wisconsin. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

      12. Lessee shall, in the event of the sale or assignment of Lessor's interest in the building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure thereof, or in the event of exercise of the power of sale under any mortgage made by Lessor covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Lessor under this Lease.

      13. In the event of any sale or other transfer of the Industrial Facility or this Lease, or a lease of the entire Industrial Facility, the named Lessor shall be entirely relieved of all obligations hereunder from and after the date of the transfer; provided, however, that the transferee shall assume the same.

      14. In the event Lessor desires to obtain mortgage financing and Lessor's mortgagee or mortgagees request modifications or amendments to this Lease, then Lessee agrees to execute such modifications or amendments as required. Notwithstanding the foregoing, Lessee shall not be required to execute any modifications or amendments hereto which shall modify the provisions of this lease relating to the amount of rent or other charges reserved, the size and location of the Leased Premises, the duration of the term of this Lease or which otherwise materially adversely affect Lessee's and or Lessor's rights and obligations hereunder. Lessee further agrees to otherwise cooperate with Lessor's efforts in obtaining said mortgage financing.

      15. If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed, and if as consequence of such default, Lessee shall recover a money judgment against Lessor, such judgement shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title, and interest of Lessor in the Industrial Facility Site and out of rents or other income from such property receivable by Lessor, or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title and interest in the Industrial Facility Site, and neither Lessor nor any of its partners shall be liable for any deficiency.

      16. Lessee represents and warrants that the execution and delivery of this Lease has been duly authorized by the board of directors of Lessee and the officers of Lessee, who are executing and attesting to this Lease have full power, authority and right to do so, and the execution of this Lease by such officers is sufficient and legally binding on Lessee without the joinder or approval of any other party.

      17. Except as expressly otherwise provided, all of the terms covenants and conditions hereof shall be binding upon and inure to the benefit of the heirs, personal representatives, successors in interest and assigns of the parties hereto.

      18. Whenever consent or approval of Lessor is required for any act of Lessee herein, the same shall not be unreasonably withheld by Lessor, EXCEPTING as to signs, Article XI and subleasing by Lessee, where the subjective decision of the Lessor to withhold such consent shall be deemed conclusive. See Article XV.

      19. This lease has been executed in four, (4) counterparts or copies, each of which shall be deemed an original.

      20. Unless required by local government or fire authorities to have and make such keys available, Lessor will not maintain possession of any keys to Lessee's premises. Should emergency entrance to Lessee's premises become necessary, and should the lack of keys require that the premises be damaged in order to gain entry, Lessee shall bear all costs of repairs resulting therefrom.

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      IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease by their duly authorized partner/officers as of the date written above.

      WITNESS                LESSOR: THE INTREPID COMPANY

/s/ Kathryn Linden           By:/s/ Paul M. Kolosso
-----------------------         -----------------------------
                             Paul M. Kolosso, General Partner


                             LESSEE: COMPANY 2000, INC.

                             By:/s/ Wayne O. Gemas  its President
                                ------------------
                                    Wayne O. Gemas

                             Attest:
                                    -------------------------


                                      its
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